EXHIBIT 99.1
Gold Flora Reports First Quarter 2024 Financial Results
Grew Revenue 13% Sequentially to $32.2 Million
Achieved Adjusted Gross Profit of $17.4 Million, Representing 54% Adjusted Gross Margin

Conference Call to be Held May 15, 2024, at 6:00 p.m. ET
Costa Mesa, CA – May 15, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM) a leading vertically-integrated California cannabis company, announced its financial results for the three-month period (“Q1 2024”). All amounts are expressed in U.S. dollars.
Q1 2024 Financial Highlights:
•Total revenue was $32.2 million, representing a 13% sequential growth;
•Q1 2024 gross profit was $10.0 Million, representing a 31% gross margin;
•Q1 2024 adjusted gross profit1 of $17.4 million, representing a 54% adjusted gross margin. Adjusted gross profit excludes operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments, and non-recurring inventory adjustments;
•Net quarterly loss of $13.7 million;
•Adjusted EBITDA1 of $(1.8) million for Q1 2024.
•Cash used in operating activities reduced to $4.4 million from $6.4 million from the fourth quarter of 2023, a sequential improvement of 31.3%;
•Cash and cash equivalents totaled $14.2 million as of March 31, 2024.
Q1 2024 Operating Highlights:
•With the prior cultivation expansion projects completed at the Company’s facilities in Desert Hot Springs and San Jose, Gold Flora has commenced building its inventory and scaling its post-harvest production activities to ensure sufficient supply to meet the high market demand for its latest brand Gramlin, whose new genetic strains are grown in-house. As a result, inventory grew by $1.7 million in the quarter ahead of the late Q1 2024 launch of Gramlin. The Company incurred additional costs to expand cultivation which compressed the realized Q1 2024 gross margin. The Company believes it will realize efficiencies from the cultivation expansion over time.
•Validated the Company’s vertical infrastructure with the successful launch Gramlin, a disruptive brand targeted towards high-volume consumers. Gramlin initially launched with an assortment of premium flower products, with vape and pre-rolls expected to be introduced in the coming weeks. Since its introduction in March 2024, Gramlin has been incredibly successful at both the Company’s first-party retail chain and in third-party retail through Stately Distribution across California.

•Continued to focus on refining and optimizing cultivation methods and strains to further enhance both profitability and productivity across the Company’s cultivation facility footprint. The active cultivation canopy is now 107,000 square feet, with increased volume and margin expected in the second half of 2024 as a full quarter contribution is realized at each facility.
•Subsequent to quarter-end, entered into agreements to lease an additional 53,000 square feet of cultivation space at two facilities located near the Company’s Desert Hot Springs campus, bringing the active cultivation footprint to 160,000 square feet and adding approximately 25,000 lbs of annual flower production. The turn-key facility will be delivered ready for operations and the lease will commence upon receipt of the necessary state licenses.
•The Company expanded its production and manufacturing capabilities to capture additional margin across the value chain. This included initiating in-house live rosin production utilizing Gold Flora’s own indoor grown cannabis as well as adding
1 Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.

increased kitchen resources for the production of the Company’s Mirayo and Cruisers gummies. Live rosin products are expected to be introduced to the market in the third quarter of 2024.
Management Commentary
“Our Q1 2024 results reflect the work we have done to scale our operations to leverage the solid foundation we have built and realize the significant benefits of our vertical integration,” said Laurie Holcomb, Chief Executive Officer of Gold Flora. “Our revenue grew 13% sequentially, and we generated $17.4 million in adjusted gross profit, representing 54% adjusted gross margin. We laid the groundwork throughout late 2023, building out the capacity to support future retail, wholesale, and distribution growth, as well as identifying and implementing significant cost savings to optimize our business for future profitability. With our expanded cultivation footprint running successfully, we are now focused on post-harvest production to convert our high-quality flower into high-margin products, as well as further refining our genetics and growing methods for profitability and productivity.”

Ms. Holcomb continued, “Our ability to scale and rapidly act on market opportunities is one of our crucial competitive advantages and our latest brand launch, Gramlin, is a tremendous example of its potential. We were able to identify an underserved consumer demographic leveraging our retail insights and rapidly bring Gramlin to market in March at an unmatchable price point utilizing fresh strains grown at our indoor facilities. The initial consumer feedback following its launch has been phenomenal, thanks to both the quality of the products as well as the significant value it offers to consumers. This is all possible thanks to our integrated approach, which enables us to capture margin at every step in our fully owned supply chain, while still offering customers a fantastic price.”

Ms. Holcomb concluded, “Our vertical operations are now fully in motion and with our platform scaling up, we anticipate seeing the benefits throughout the remainder of 2024. Our premier indoor cultivation, extraction and manufacturing, statewide distribution and leading retail footprint ensure we capture margin while also de-risking our consolidated operations. We remain strongly positioned to be one of the winners in California, and our existing capital infrastructure, which is already built and paid for, provides substantial operational leverage as we grow and scale. As a result of this strong footing, anticipated future revenue is expected to have a disproportionally positive impact on the bottom line to put us on the path to sustainable positive free cash flow.”
Q1 2024 Financial Results

(in thousands)	Q1 2024	Q4 2023	% Change
Total Revenue	$32,153	$28,395	13%
Wholesale Revenue	$5,236	$3,036	72%
Retail Revenue	$26,917	$25,359	6%
Gross Profit	$10,029	$13,174	(24)%
Gross Margin	31%	46%
Adjusted Gross Profit (1)	$17,398	$18,731	(7)%
Adjusted Gross Margin	54%	66%
Net Loss	$(13,704)	$(42,173)	(68)%
Adjusted EBITDA (2)	$(1,801)	$105	*
* Information is not meaningful.
(1) Adjusting for depreciation & amortization, operating expense related to U.S. tax code 280E adjustments and non-recurring inventory adjustments. Adjusted Gross Profit is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
(2) Adjusted EBITDA is defined as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs and, (vii) non-recurring inventory adjustments. Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
The Company’s consolidated financial statements, as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) will be included in its Annual Report on Form 10-K filed on EDGAR (www.sec.gov) as well as SEDAR (www.sedar.com). Please refer to Gold Flora Corporation’s MD&A for additional detail and discussion on the Company’s results from operations.

Conference Call
The Company will host a conference call to discuss the results on May 15, 2024, at 6:00 p.m. Eastern Time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS
DATE:	Wednesday, May 15, 2024
TIME:	6:00 p.m. Eastern Time
WEBCAST:	https://app.webinar.net/k6Mq38ENZzA
DIAL-IN NUMBER:	1 (416) 764-8609 or 1 (888) 390-0605
CONFERENCE ID:	88900835
REPLAY:	1 (416) 764-8677 or 1 (888) 390-0541 Available until 12:00 midnight Eastern Time Wednesday, May 22, 2024 Replay Code: 900835 #
For more information on Gold Flora Corporation, visit: https://ir.goldflora.com/.

About Gold Flora Corporation
Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates a robust portfolio of 10 cannabis brands, which are sold through its 16 retail dispensaries and, through its Stately Distribution business, to retailers throughout California. Its retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level.
Gold Flora Corporation operates an indoor cultivation canopy of approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. This is expected to increase to 160,000 square feet by the end of 2024, upon receipt of the necessary state licenses to commence production. The Company has the option to further expand its original DHS location, adding approximately 240,000 square feet of canopy on already entitled additional acreage. Importantly this opportunity is unique and can be timed to meet market demand. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities, as well as Stately Distribution. The centralized location provides for optimal security and logistic benefits and protects the product as it moves though the Company's overall pipeline.
With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gold Flora, Gramlin, Cruisers, CURRENT, Roll Bleezy, Sword & Stoned, Aviation Cannabis, Jetfuel Cannabis, Caliva, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.
References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.
For the latest news, activities, and media coverage, please visit www.goldflora.com.
Non-GAAP Financial Measures
This news release contains the non-GAAP financial measure “Adjusted EBITDA,” and “Adjusted Gross Profit” which are not recognized under GAAP and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” and “Adjusted Gross Profit” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.
Adjusted EBITDA
Our management believes Adjusted EBITDA is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs, and (vii) non-recurring inventory adjustments.

Adjusted Gross Profit
Our management believes Adjusted Gross Profit is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance. We define “Adjusted Gross Profit” as Gross Profit adjusted to exclude operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments and non-recurring inventory adjustments.
Reconciliation of Non-GAAP Measures

	Three Months Ended
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues	$32,153	$28,395	$15,652
Cost of Goods Sold	22,124	15,221	11,606
Gross Profit	10,029	13,174	4,046
	31%	46%	26%
Adjustments to Gross profit
Depreciation and Amortization	$892	$1,110	$433
Operating Expenses related to 280E adjustments	5,179	3,683	1,811
Non-Recurring Inventory Adjustments	1,298	764	597
Adjusted Gross Profit	$17,398	$18,731	$6,887
Adjusted Gross Profit %	54%	66%	44%

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net Income (Loss)	$(13,704)	$(42,173)	$(9,341)
Debt and Convertible Debt Interest Expense, Net	772	892	1,599
Finance Lease Liability Interest Expense, Net	3,379	2,016	2,574
Amortization of Debt Discount Interest Expense, Net	177	356	532
Taxes	987	1,817	765
Depreciation and Amortization	4,050	2,967	2,117
EBITDA	$(4,339)	$(34,125)	$(1,754)
Addback for Adjusted EBITDA
Noncash Operating Lease Expense	$(143)	$(32)	$219
Impairment	—	11,068	—
Implementation Software Costs	110	150	—
Change in Bargain Purchase Price	—	18,813	—
Share-Based Compensation	193	173	56
Bad Debt Expense	—	255	(27)
Transaction Fees and Legal Fees	591	1,166	759
Transaction Related Expenses	—	44	—
Retail and Cultivation Preopening Costs	489	1,829	—
Non-Recurring inventory Adjustments	1,298	764	597
Adjusted EBITDA	$(1,801)	$105	$(150)

Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements relating to enhanced profitability and productivity as a result of optimized cultivation, increased volume and/or margin during the second half of 2024, the timing of the release of live rosin products, and the timing and scale of any potential benefits realized during the remainder of 2024 from scaling our platform. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors, including those risk factors in Part I, Item 1A ("Risk Factors") in our most recent Form 10-K, which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Investor Contact:
ir@goldflora.com